                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT

Tesoro Petroleum Corporation is publicly held and has no parent. The subsidiaries listed below are wholly-owned. Small or inactive subsidiaries are omitted from the list below. Such omitted subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" at the end of the year ended December 31, 1999.


                                                                                INCORPORATED
                                                                                OR ORGANIZED
NAME OF SUBSIDIARY (a)                                                          UNDER LAWS OF
---------------------                                                           -------------
Tesoro Alaska Company......................................................     Delaware
Tesoro Financial Services Holding Company..................................     Delaware
  Victory Finance Company..................................................     Delaware
Tesoro Gas Resources Company, Inc..........................................     Delaware
Tesoro Hawaii Corporation..................................................     Hawaii
Tesoro Maritime Company....................................................     Delaware
  Gold Star Maritime Company...............................................     Delaware
Tesoro Marine Services Holding Company.....................................     Delaware
  Tesoro Marine Services, Inc..............................................     Delaware
Tesoro Petroleum Companies, Inc............................................     Delaware
Tesoro Refining, Marketing & Supply Company................................     Delaware
Tesoro West Coast Company..................................................     Delaware

----------
(a) Where the name of a subsidiary is indented, it is wholly-owned by its immediate parent listed at the margin above it.